                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as Permitted by
Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               U.S. Foodservice
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

   --------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

   --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   --------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

   --------------------------------------------------------------------------

  (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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

                               U.S. FOODSERVICE

                           9755 PATUXENT WOODS DRIVE

                           COLUMBIA, MARYLAND 21046

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 20, 1998

                               ----------------

To our stockholders:

  Notice is hereby given that the 1998 annual meeting of stockholders of U.S. Foodservice will be held at the Company's corporate headquarters, located at 9755 Patuxent Woods Drive, Columbia, Maryland 21046, on Friday, November 20, 1998, at 10:00 a.m., local time, for the following purposes:

  1. to consider and vote upon a proposal to elect four directors of U.S. Foodservice;

  2. to consider and vote upon a proposal to adopt the U.S. Foodservice 1998 Stock Option and Incentive Plan;

  3. to consider and vote upon a proposal to approve the material terms for payment of annual executive incentive compensation; and

  4. to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

  Only stockholders of record at the close of business on October 2, 1998 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                               By Order of the Board of
                                               Directors,

                                               /s/ David M. Abramson

                                               David M. Abramson
                                               Secretary

Dated: October 9, 1998

 YOUR VOTE IS VERY IMPORTANT, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                               U.S. FOODSERVICE
                           9755 PATUXENT WOODS DRIVE
                           COLUMBIA, MARYLAND 21046

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 1998

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

PROXY SOLICITATION

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Foodservice (the "Company") for use at the Company's 1998 annual meeting of stockholders to be held at the Company's corporate headquarters, located at 9755 Patuxent Woods Drive, Columbia, Maryland 21046, on Friday, November 20, 1998, at 10:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

  The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

  This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about October 9, 1998.

VOTING AND REVOCABILITY OF PROXIES

  A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company's common stock (the "Common Stock") represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters which are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote the proxy in their own discretion.

  A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: U.S. Foodservice, 9755 Patuxent Woods Drive, Columbia, Maryland 21046, Attention:
Secretary.

VOTING PROCEDURE

  All holders of record of the Common Stock at the close of business on October 2, 1998 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of October 2, 1998, there were 46,698,839 shares of Common Stock outstanding.

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

  Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal to approve the U.S. Foodservice 1998 Stock Option and Incentive Plan and the proposal to approve the material terms for payment of annual executive incentive compensation. Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors. Broker-dealers may not vote such shares on certain other matters without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker-dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the annual meeting.

                              SECURITY OWNERSHIP

  The information set forth below regarding beneficial ownership of the Common Stock has been presented in accordance with rules of the Securities and Exchange Commission (the "SEC") and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership of Common Stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

  As of August 31, 1998, there were 46,617,068 shares of Common Stock outstanding.

PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of August 31, 1998, information based upon the Company's records and filings with the SEC regarding each entity known to the Company to be the beneficial owner of more than 5% of the Common
Stock:

                                                        AMOUNT AND
                                                        NATURE OF
                   NAME AND ADDRESS OF                  BENEFICIAL   PERCENT OF
                    BENEFICIAL OWNER                  OWNERSHIP(/1/)   CLASS
                   -------------------                -------------- ----------
    Merrill Lynch Entities(/2/)......................   7,814,745       16.8%
     c/o Merrill Lynch Capital Partners, Inc.
     225 Liberty Street
     New York, New York 10080
    T. Rowe Price Associates, Inc.(/3/)..............   4,549,539        9.7
     100 E. Pratt Street
     Baltimore, Maryland 21202

-------
(1) Based upon the most recent Schedule 13D or Schedule 13G on file with the SEC.
(2) The reporting persons (the "Merrill Lynch Entities") include the ML Investors and the following additional persons: Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc., Merrill Lynch MBP Inc., Merrill Lynch Capital Partners, Inc., ML Employees LBO Managers, Inc., Merrill Lynch LBO Partners No. IV, L.P., Merrill Lynch LBO Partners No. B-IV, L.P. and KECALP Inc. Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc. report that they each have shared voting and dispositive power with respect to all of the shares shown and sole voting and dispositive power with respect to none of the shares shown. The other Merrill Lynch Entities report that they have shared voting and dispositive power with respect to 7,808,898 of the shares shown and sole voting and dispositive power with respect to none of the shares shown. Each Merrill Lynch Entity disclaims beneficial ownership of all shares not held of record by such Merrill Lynch Entity. The ML Investors include the following entities, each of which owns of record the percentage of outstanding Common Stock indicated after its name: Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P. (7.2%), ML Offshore LBO Partnership No. B-XVIII (3.6%), ML IBK Positions, Inc. (2.4%), MLCP Associates L.P. No. II (*), MLCP Associates L.P. No. IV (*), Merrill Lynch KECALP L.P. 1994 (*), Merrill Lynch KECALP L.P. 1991 (*), Merrill Lynch Capital Appreciation Partnership No. XIII, L.P. (2.7%), ML Offshore LBO Partnership No. XIII (*), ML Employees LBO Partnership No. I, L.P. (*), Merrill Lynch KECALP L.P. 1987 (*) and Merchant Banking L.P. No. II (*). * Less than 1%.
(3) T. Rowe Price Associates, Inc. reports that it has sole dispositive power with respect to all of the shares shown, sole voting power with respect to 857,679 of the shares shown and shared voting power with respect to none of the shares shown.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

  The following table sets forth, as of August 31, 1998, information regarding the beneficial ownership of the Common Stock by each director and each nominee to the Board of Directors, each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" and all directors and executive officers of the Company as a group:

                                                         AMOUNT AND
                                                         NATURE OF
                         NAME OF                         BENEFICIAL   PERCENT OF
                     BENEFICIAL OWNER                  OWNERSHIP(/1/)   CLASS
                     ----------------                  -------------- ----------
    David M. Abramson(/2/)............................      26,240         *
    Matthias B. Bowman(/3/)...........................   7,847,648        16.8%
    Michael J. Drabb(/4/).............................       8,250         *
    Albert J. Fitzgibbons III(/5/)....................   6,422,430        13.7
    Eric E. Glass(/6/)................................       5,650         *
    Lewis Hay, III(/7/)...............................      84,851         *
    Mark P. Kaiser(/8/)...............................      94,699         *
    Paul I. Latta, Jr.(/9/)...........................       4,750         *
    James I. Maslon(/1//0/)...........................     253,043         *
    George T. Megas(/1//1/)...........................      37,116         *
    James L. Miller(/1//2/)...........................     357,901         *
    James P. Miscoll(/1//3/)..........................      10,463         *
    Neil I. Sell(/1//4/)..............................      14,001         *
    Jeffrey D. Serkes(/1//5/).........................       3,000         *
    Dean R. Silverman(/1//6/).........................       4,750         *
    Bernard Sweet(/1//7/).............................      16,525         *
    Mark Van Stekelenburg(/1//8/).....................      23,663         *
    All directors and executive officers
     as a group (17 persons)(/3/)(/5/)(/1//9/)........   8,800,300        18.7

--------
  *  Less than 1%.
 (1) Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Except as noted, all persons listed above have sole voting and investment power with respect to their shares.
 (2) Includes (i) 210 shares credited to participant account in U.S. Foodservice's 401(k) retirement savings plan (the "401(k) Plan"), which are voted by the plan's trustees, (ii) outstanding options exercisable within 60 days to purchase 23,706 shares and (iii) 2,000 shares held by a family trust for the benefit of Mr. Abramson's minor children, of which Mr. Abramson acts as the trustee and with respect to which he exercises voting and investment power.
 (3) Mr. Bowman is a director and/or officer of each ML Investor or the ultimate general partner thereof and, thus, under the rules and regulations of the SEC may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by the ML Investors. Accordingly, such shares are included in the table as beneficially owned by Mr. Bowman and for all directors and executive officers as a group. Except with respect to 38,750 shares which he owns directly, Mr. Bowman disclaims beneficial ownership of such shares. The address of Mr. Bowman is c/o Merrill Lynch Capital Partners, Inc., 225 Liberty Street, New York, New York 10080.
 (4)  Includes outstanding options exercisable within 60 days to purchase
      7,250 shares.
 (5) Mr. Fitzgibbons is a director of the ultimate general partner of certain of the ML Investors and, thus, under the rules and regulations of the SEC may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by such ML Investors. Accordingly, such shares are included in the table as beneficially owned by Mr. Fitzgibbons and for all directors and executive officers as a group. Except with respect to 7,750 shares which he owns directly, Mr. Fitzgibbons disclaims beneficial ownership of such shares. The address of Mr. Fitzgibbons is c/o Merrill Lynch Capital Partners, Inc., 225 Liberty Street, New York, New York 10080.
 (6)  Includes outstanding options exercisable within 60 days to purchase
      5,250 shares.
 (7) Includes (i) 772 shares credited to participant account in the 401(k) Plan, which are voted by the plan's trustees, and (ii) outstanding options exercisable within 60 days to purchase 70,106 shares. Also includes 381 shares held by Mr. Hay's wife as a custodian for their minor children. Mr. Hay disclaims beneficial ownership of such shares.
 (8) Includes (i) 887 shares credited to participant account in the 401(k) Plan, which are voted by the plan's trustees, and (ii) outstanding options exercisable within 60 days to purchase 62,166 shares.
 (9)  Includes outstanding options exercisable within 60 days to purchase
      4,750 shares.
(10) Includes (i) outstanding options exercisable within 60 days to purchase 8,526 shares, (ii) 157,681 shares held of record by Mr. Maslon as co-trustee for his mother, (iii) 10,515 shares held of record by Mr. Maslon as trustee for his children and (iv) 96 shares held of record by Mr. Maslon's spouse.
(11) Includes (i) 709 shares credited to a participant account in the 401(k) Plan, which are voted by the plan's trustees, and (ii) outstanding options exercisable within 60 days to purchase 26,650 shares.
(12) Includes (i) 11,745 shares credited to a participant account in the 401(k) Plan, which are voted by the plan's trustees, and (ii) outstanding options exercisable within 60 days to purchase 149,893 shares.
(13)  Includes outstanding options exercisable within 60 days to purchase
      8,526 shares.
(14)  Includes outstanding options exercisable within 60 days to purchase
      8,526 shares.
(15)  Includes outstanding options exercisable within 60 days to purchase
      3,000 shares.
(16)  Includes outstanding options exercisable within 60 days to purchase
      4,750 shares.
(17) Includes (i) outstanding options exercisable within 60 days to purchase 8,526 shares and (ii) 1,089 shares held of record by Mr. Sweet's wife.
(18) Includes 48 shares owned by one of Mr. Van Stekelenburg's children. Mr. Van Stekelenburg resigned as a director effective January 6, 1998.
(19) Includes outstanding options exercisable within 60 days to purchase 391,625 shares.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

NOMINEES FOR ELECTION AS DIRECTORS

  The Company's certificate of incorporation provides that the Board of Directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes expire at this annual meeting, at the 1999 annual meeting of stockholders and at the annual meeting of stockholders in the year 2000, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

  The Board of Directors has nominated Michael J. Drabb, Eric E. Glass, Lewis Hay, III and Paul I. Latta, Jr. for election to the class with a three-year term which will expire at the annual meeting of stockholders in the year 2001. All four nominees are incumbent directors.

  Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF U.S. FOODSERVICE VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

  Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

                  NOMINEES FOR ELECTION FOR THREE-YEAR TERMS

                            NAME                              AGE DIRECTOR SINCE
                            ----                              --- --------------
Michael J. Drabb.............................................  65      1994
Eric E. Glass................................................  58      1996
Lewis Hay, III...............................................  43      1991
Paul I. Latta, Jr............................................  55      1996

  Michael J. Drabb has served as Executive Vice President of O'Brien Asset Management, Inc., an institutional asset management firm, since August 1993. From April 1992 to July 1993, Mr. Drabb was retired. Mr. Drabb served as an Executive Vice President and a member of the cabinet of The Mutual Life Insurance Company of New York ("MONY") from 1989 to 1992 and was employed by MONY from 1961 until his retirement in 1992. Mr. Drabb serves as a director of the New York Life Mainstay VP Fund, Inc. and the MONY Series Fund, Inc.

  Eric E. Glass has served as Chairman of the Board of The Taney Corporation, a manufacturer of wooden stairway components and stairways, since 1995. Previously, from 1962 to 1995, Mr. Glass served as President of The Taney Corporation. Mr. Glass serves as a director of the Gettysburg Hospital in Gettysburg, Pennsylvania, and Chairman of the Board, Vice Chairman of the Executive Committee and Interim Chief Executive Officer of Monocacy Bancshares, Inc., which is the parent corporation of Taneytown Bank & Trust Company in Taneytown, Maryland.

  Lewis Hay, III joined the Company in 1991 as Senior Vice President and Chief Financial Officer and was appointed Executive Vice President in September 1997. Before joining the Company, Mr. Hay was a Vice President and partner of Mercer Management Consulting (formerly Strategic Planning Associates, Inc.) ("Mercer"), a management consulting firm, where he led the strategy consulting practice in the firm's Washington, D.C. office. Mr. Hay joined Mercer in 1982 and, beginning in 1986, participated in a number of consulting projects for PYA/Monarch, Inc., a broadline foodservice distributor ("PYA/Monarch"), including the management-led leveraged acquisition of certain operations of PYA/Monarch in connection with the formation of the Company. Mr. Hay serves as a member of the Council on Finance for the Graduate School of Industrial Administration of Carnegie Mellon University and as a director of Utilities, Inc., a holding company that owns and operates water and waste water utilities.

  Paul I. Latta, Jr. has served since 1993 as Senior Vice President of The Rouse Company, a real estate development and management company, where he is responsible for all retail properties. Mr. Latta previously held a number of other positions with The Rouse Company, where he has been employed since 1968.

                     DIRECTORS WHOSE TERMS EXPIRE IN 1999

                            NAME                              AGE DIRECTOR SINCE
                            ----                              --- --------------
Albert J. Fitzgibbons III....................................  53      1997
Mark P. Kaiser...............................................  41      1996
James P. Miscoll.............................................  64      1997
Jeffrey D. Serkes............................................  39      1996
Bernard Sweet................................................  74      1997

  Albert J. Fitzgibbons III is a partner and director of Stonington Partners, Inc., a private investment firm, a position he has held since 1993, and a partner and director of Stonington Partners, Inc. II. He also has been a director of Merrill Lynch Capital Partners, Inc. ("MLCP"), a private investment firm associated with Merrill Lynch & Co., Inc., since 1988 and a consultant to MLCP since 1994. Mr. Fitzgibbons was a partner of MLCP from 1993 to 1994 and Executive Vice President of MLCP from 1988 to 1993. Mr. Fitzgibbons also was a Managing Director of the Investment Banking Division of Merrill Lynch & Co., Inc. from 1978 to July 1994. Mr. Fitzgibbons serves as a director of Borg-Warner Security Corporation, Dictaphone Corporation, Merisel, Inc., United Artists Theatre Circuit, Inc. and Amerifoods, Inc.

  Mark P. Kaiser was appointed Executive Vice President-Sales, Marketing and Procurement of the Company in January 1998. Previously, since 1993, he served as Senior Vice President-Sales, Marketing and Procurement. Mr. Kaiser served as U.S. Foodservice's Vice President-Sales and Marketing from 1989 to 1991 and as operating executive vice president for sales, marketing and procurement from 1991 to 1993. Mr. Kaiser previously held a number of positions at PYA/Monarch, including Vice President-Sales, from 1979 to 1989.

  James P. Miscoll has been retired since 1992. Mr. Miscoll was previously Vice Chairman of BankAmerica Corporation. He serves as a director of American International Group, Inc., MK Gold Company, U.S. Rentals, Inc. and 20th Century Industries.

  Jeffrey D. Serkes has served as Vice President and Treasurer of International Business Machines Corporation ("IBM") since January 1995 and Assistant Treasurer of IBM from August 1994 to December 1994. From 1987 to August 1994, Mr. Serkes held a number of positions with RJR Nabisco, Inc., a manufacturer and marketer of consumer packaged goods, including Vice President and Deputy Treasurer and Vice President and Assistant Treasurer, Corporate Finance. Mr. Serkes serves as a director of IBM Credit Corporation.

  Bernard Sweet has been retired since 1985. Mr. Sweet previously was President and Chief Executive Officer of Republic Airlines, Inc. He serves as a director of G&K Services, Inc.

                     DIRECTORS WHOSE TERMS EXPIRE IN 2000

                            NAME                              AGE DIRECTOR SINCE
                            ----                              --- --------------
David M. Abramson............................................  45      1994
Matthias B. Bowman...........................................  49      1997
James L. Miller..............................................  49      1989
Dean R. Silverman............................................  47      1996

  David M. Abramson joined the Company as Senior Vice President and General Counsel in July 1996 and was appointed Executive Vice President in January 1998. He has served as Secretary of the Company since September 1996. Mr. Abramson was the President and Managing Principal of the law firm of Levan, Schimel, Belman & Abramson, P.A. from 1992 to 1996. Previously, Mr. Abramson was a Vice President and Principal of that firm. Mr. Abramson serves as a director of Monocacy Bancshares, Inc., which is the parent corporation of Taneytown Bank & Trust Company, Taneytown, Maryland.

  Matthias B. Bowman has served as Vice Chairman of Investment Banking at Merrill Lynch & Co., Inc. since 1993 and as a director of MLCP since 1994. Mr. Bowman has been employed by Merrill Lynch & Co., Inc. in various capacities since 1972 and currently serves as an officer or director of several affiliates of Merrill Lynch & Co., Inc. Mr. Bowman serves as a director of SMG II Holdings Corporation.

  James L. Miller has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since July 1989 and as President of the Company from July 1989 to December 1997 and January 1998 to the present. From 1986 to 1989, Mr. Miller served as Executive Vice President and Chief Operating Officer of the Northern Division of PYA/Monarch. From 1983 to 1985, Mr. Miller served as Vice President and General Manager of PYA/Monarch's Northeast Division. Before joining PYA/Monarch, Mr. Miller was employed by SYSCO Corp., a broadline foodservice distributor, from 1972 to 1983, where he held the positions of Vice President of Operations, Vice President of Sales, Vice President and General Manager.

  Dean R. Silverman has served since 1993 as President of Dean & Company Strategy Consultants, Inc., a strategic management consulting company located in Vienna, Virginia. Prior to 1993, Mr. Silverman was a director of Mercer and headed Mercer's strategy consulting practice.

ARRANGEMENTS PURSUANT TO MERGER AGREEMENT

  Of the incumbent directors immediately prior to the annual meeting, Matthias
D. Bowman, Albert J. Fitzgibbons III, James I. Maslon, James P. Miscoll, Neil
I. Sell and Bernard Sweet were appointed to the Board of Directors and various committees thereof in accordance with the Agreement and Plan of Merger, dated as of June 30, 1997, as amended (the "Merger Agreement"), among Rykoff-Sexton, Inc. ("Rykoff-Sexton"), the Company and Hudson Acquisition Corp., a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, effective on December 23, 1997, the Company acquired Rykoff-Sexton by the merger (the "Merger") of Rykoff-Sexton with and into Hudson Acquisition Corp., which was the surviving corporation in the Merger. Immediately prior to the effective time of the Merger (the "Effective Time"), as required by the Merger Agreement, the Company increased the authorized number of directors from nine to 17 directors. In accordance with the Merger Agreement, immediately following the Effective Time, the Board of Directors consisted of the nine incumbent directors of the Company prior to the Effective Time and seven new directors, including Mark Van Stekelenburg (former Chairman, President and Chief Executive Officer of Rykoff-Sexton), four former Rykoff-Sexton directors (the "Rykoff-Sexton Designees") who were not employees of Rykoff-Sexton or its subsidiaries or affiliated with Merrill Lynch Capital Partners, Inc. ("MLCP") and two persons designated by MLCP (the "MLCP Designees"). The Rykoff-Sexton Designees were Messrs. Maslon, Miscoll, Sell and Sweet and the MLCP Designees were Messrs. Fitzgibbons and Bowman. The Merger Agreement also provided that the incumbent Chairman of the Company would designate a 17th director following the Merger. No such designation was made. Mr. Van Stekelenburg resigned from the Board of Directors in January 1998. The authorized number of directors will be reduced from 17 to 14 directors immediately prior to commencement of the annual meeting.

  The Merger Agreement provided that each of the Company's three standing committees (the Audit, Compensation and Nominating Committees) would consist of four directors, two of whom would be designated by the Company, one of whom would be designated by Rykoff-Sexton and one of whom would be designated by mutual agreement of the Company and Rykoff-Sexton. Pursuant to the Merger Agreement, the initial chairman of each such committee would be the incumbent chairman and MLCP would have the right to designate one member of the Nominating Committee (and one member of an executive committee of the Board of Directors, if such a committee were established), as Rykoff-Sexton's designee thereon. Pursuant to these provisions, two Rykoff-Sexton Designees (Messrs. Maslon and Miscoll) and one MLCP Designee (Mr. Bowman) were appointed to committees of the Board of Directors, as described below under "Board of Directors and Committees of the Board."

ARRANGEMENTS PURSUANT TO STANDSTILL AGREEMENT

  The Company is entitled to the benefits of a standstill agreement, dated as of May 17, 1996 (the "Standstill Agreement"), by Rykoff-Sexton and various affiliates of Merrill Lynch & Co., Inc. ("Merrill Lynch") who collectively held approximately 16.8% of the outstanding Common Stock as of the record date of the annual meeting. The Standstill Agreement imposes certain standstill, voting and transfer restrictions on the ML Entities (as defined below) and provides for representation on the Board of Directors and certain committees thereof by individuals selected by the ML Entities. The Standstill Agreement, which was originally for the benefit of Rykoff-Sexton, became effective with respect to U.S. Foodservice beginning as of the Effective Time.

  The ML Entities consist of MLCP and certain entities (collectively, the "ML Investors") of which MLCP or one of its affiliates is the direct or indirect managing partner. MLCP initiates and structures transactions commonly referred to as leveraged or management buyouts involving publicly-owned companies, privately-owned companies and subsidiaries and divisions of both publicly-owned and privately-owned companies, and manages a fund of equity capital committed by institutional investors for investment in the equity portion of leveraged buyout transactions. The ML Investors consist of the following entities: Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P., ML Offshore LBO Partnership No. B-XVIII, ML IBK Positions, Inc., MLCP Associates L.P. No. II, MLCP Associates L.P. No. IV, Merrill Lynch KECALP L.P. 1994, Merrill Lynch KECALP L.P. 1991, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ML Offshore LBO Partnership No. XIII, ML Employees LBO Partnership No. I, L.P., Merrill Lynch KECALP L.P. 1987 and Merchant Banking L.P. No. II. Each of the ML Investors is a stockholder of the Company.

  The Standstill Agreement provides, among other things, that the Company will use its best efforts to cause the Nominating Committee or the Board of Directors to recommend persons designated by the ML Entities for election as U.S. Foodservice directors. The number of such designees and U.S. Foodservice directorships will decrease if the percentage of the total voting power of all U.S. Foodservice voting securities represented by the voting securities beneficially owned by the ML Entities falls between certain levels. No designees of the ML Entities have been appointed or elected to the Board of Directors pursuant to the Standstill Agreement. As described above, two current members of the Board of Directors, Mr. Fitzgibbons and Mr. Bowman, were designated by MLCP and appointed pursuant to the Merger Agreement.

  During the term of the Standstill Agreement, until such time as the ML Entities no longer beneficially own U.S. Foodservice voting securities representing at least a minimum specified percentage of the total voting power of all U.S. Foodservice voting securities, the ML Entities are obligated to take all such action as may be required so that all U.S. Foodservice voting securities owned by the ML Entities and their affiliates, as a group, are (1) voted for U.S. Foodservice's nominees to the Board of Directors, in accordance with the recommendation of the Nominating Committee of the Board of Directors, and (2) voted on all other matters to be voted on by holders of U.S. Foodservice voting securities. The foregoing obligation referred to in clause
(1) is subject to (i) the performance by U.S. Foodservice of its obligations under the Standstill Agreement to use its best efforts to cause the Board of Directors to designate one of the ML Directors to serve on the Nominating Committee, if the ML Entities have requested such representation on the Nominating Committee, and (ii) the right of the ML Entities to abstain from, or to vote against, any one (and only one) nominee for election to the Board of Directors at an annual meeting of stockholders if the ML Entities have a reasonable, good-faith objection to any such nominee based on such nominee's personal qualifications to serve as a member of the Board of Directors and if the board of directors of the general partner of any such ML Entity determines in good faith that such action is required to fulfill its fiduciary duties. In addition, the ML Entities agree to be present, in person or by proxy, at all duly held meetings of stockholders of the Company so that all U.S. Foodservice voting securities held by the ML Entities may be counted for determining the presence of a quorum at such meetings.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors held seven meetings during the Company's fiscal year ended June 27, 1998 ("fiscal 1998"). During fiscal 1998, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period he served as a director and the total number of meetings held by each committee of the Board of Directors on which he served (during the period for which he served).

  The Board of Directors currently has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

  The Audit Committee, which met five times during fiscal 1998, currently consists of Mr. Silverman (Chairman), Mr. Drabb, Mr. Maslon and Mr. Serkes. The Committee is responsible for recommending to the full Board of Directors the selection of the Company's independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company's system of internal accounting controls in consultation with the independent auditors, reviewing generally the activities and recommendations of the independent auditors, and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements.

  The Compensation Committee, which held four meetings during fiscal 1998, currently consists of Mr. Drabb (Chairman), Mr. Glass, Mr. Latta and Mr. Miscoll. The Committee is responsible for establishing the compensation and benefits of the executive officers of U.S. Foodservice and its subsidiaries, monitoring compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests, and administering certain of the Company's benefit plans.

  The Nominating Committee of the Board of Directors, which met one time during fiscal 1998, currently consists of Mr. Hay (Chairman), Mr. Bowman, Mr. Glass and Mr. Silverman. The Committee is responsible for recommending to the full Board of Directors potential candidates for membership on the Board of Directors. The Company's certificate of incorporation provides that any stockholder wishing to nominate persons for election as directors at a U.S. Foodservice annual meeting must deliver to the Secretary of the Company at the Company's principal office in Columbia, Maryland, a written notice of the stockholder's intention to make such a nomination. The stockholder is required to furnish the notice no later than 90 days prior to the date that is one year from the date of the most recent preceding meeting of stockholders. The notice must include the following information: (1) the name and address of record of the stockholder who intends to make the nomination, (2) a representation that the stockholder is a holder of record of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) the name, age, business and residential addresses and principal occupation or employment of each nominee, (4) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (5) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the SEC and (6) the written consent of each proposed nominee to serve as a director of U.S. Foodservice if so elected.

DIRECTOR COMPENSATION

  Directors who are not employees of U.S. Foodservice, other than directors designated by MLCP, receive an annual fee of $24,000, plus $1,000 for each Board meeting attended in person, $750 for each Board meeting attended by conference telephone, $750 for each committee meeting attended in person ($500 if attended in person on the date of a Board meeting), and $500 for each committee meeting attended by conference telephone.

The Chairman of the Compensation Committee and the Chairman of the Audit Committee each receive an additional annual fee of $2,000.

  Non-employee directors, other than directors designated by MLCP, receive an annual grant of options for 2,000 shares of Common Stock under the Company's Stock Option Plan for Outside Directors. This plan also provides that each such director, other than the Rykoff-Sexton Designees and directors designated by MLCP, will receive options to purchase 5,000 shares of Common Stock upon the director's initial election or appointment to the Board of Directors. Upon their appointment to the Board of Directors on December 23, 1997, each Rykoff-Sexton Designee received options for 775 shares of Common Stock.

EXECUTIVE COMPENSATION

  The following table (the "Summary Compensation Table") sets forth the compensation paid to the Chief Executive Officer of U.S. Foodservice, to each of the Company's other four most highly compensated executive officers for fiscal 1998 who served in such capacity at the end of fiscal 1998 and to a former executive officer who served in such capacity during part of fiscal 1998 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                         ANNUAL COMPENSATION          COMPENSATION
                                ------------------------------------- ------------
                                                                       SECURITIES
NAME AND PRINCIPAL       FISCAL                       OTHER ANNUAL     UNDERLYING       ALL OTHER
POSITION                  YEAR  SALARY($) BONUS($) COMPENSATION($)(1)  OPTIONS(#)   COMPENSATION($)(2)
------------------       ------ --------- -------- ------------------ ------------  ------------------
James L. Miller(3)......  1998   550,000  605,000        50,904          93,069           9,821
 Chairman of the Board,   1997   350,000  448,875           --          127,097           5,361
 President and            1996   280,000  352,914           --           30,895           3,473
 Chief Executive Officer
Lewis Hay, III..........  1998   350,000  385,000           --           42,597           6,957
 Executive Vice Presi-
  dent and                1997   250,000  320,625           --           65,864           5,117
 Chief Executive Officer  1996   207,000  221,768           --           13,118           3,655
Mark P. Kaiser..........  1998   325,000  357,500           --           19,540           6,796
 Executive Vice
  President-Sales,        1997   225,000  288,562           --           35,395           5,056
 Marketing and Procure-
  ment                    1996   160,000  131,913           --           13,118           2,736
David M. Abramson.......  1998   300,000  330,000           --           19,540           6,719
 Executive Vice Presi-
  dent and                1997   225,000  288,562           --           25,000           5,056
 General Counsel
George T. Megas.........  1998   160,000   91,385           --            8,162           5,623
 Vice President-Finance   1997   110,000   81,200           --           23,571           4,593
                          1996   105,000   63,000           --            4,184           2,599
Mark Van
 Stekelenburg(4)........  1998   499,713  135,520        81,744         345,360(5)          --

--------
(1) The amounts shown in the "Other Annual Compensation" column for fiscal 1998 include the following: (i) for Mr. Miller, $21,915 relating to Mr. Miller's personal use of a Company-owned automobile and $20,189 representing reimbursement of federal and state taxes in connection with such use; and (ii) for Mr. Van Stekelenburg, an automobile allowance of $38,244 and $25,000 for employment services. Except as set forth above, in accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officers.
(2) The amounts shown in the "All Other Compensation" column consist of the following: (i) for Mr. Miller, $4,800, $4,500 and $2,782 in matching contributions by the Company to the 401(k) Plan in fiscal 1998, 1997 and 1996, respectively, and $5,021, $861 and $691 in premiums paid by the Company for group term life insurance for Mr. Miller in fiscal 1998, 1997 and 1996, respectively;
   (ii) for Mr. Hay, $4,800, $4,500 and $3,082 in matching contributions by the Company to the 401(k) Plan in fiscal 1998, 1997 and 1996 respectively, and $2,157, $617 and $573 in premiums paid by the Company for group term life insurance for Mr. Hay in fiscal 1998, 1997 and 1996, respectively;
   (iii) for Mr. Kaiser, $4,800, $4,500 and $2,341 in matching contributions by the Company to the 401(k) Plan in fiscal 1998, 1997 and 1996, respectively, and $1,996, $556 and $395 in premiums paid by the Company for group term life insurance for Mr. Kaiser in fiscal 1998, 1997 and 1996, respectively; (iv) for Mr. Abramson, $4,800 and $4,500 in matching contributions by the Company to the 401(k) Plan in fiscal 1998 and 1997, respectively, and $1,919 and $556 in premiums paid by the Company for group term life insurance for Mr. Abramson in fiscal 1998 and 1997, respectively; and (v) for Mr. Megas, $4,800, $4,321 and $2,296 in matching contributions by the Company to the 401(k) Plan in fiscal 1998, 1997 and 1996, respectively, and $823, $272 and $303 in premiums paid by the Company for group term life insurance for Mr. Megas in fiscal 1998, 1997 and 1996, respectively.
(3) Mr. Miller served as President in fiscal 1998 except during Mr. Van Stekelenburg's term of service in such capacity.
(4) Mr. Van Stekelenburg served as President and Vice Chairman from December 23, 1997 until the termination of his employment on January 6, 1998. Of the amounts shown as salary, bonus and other annual compensation, Mr. Van Stekelenburg received $480,482, $135,520 and $81,744, respectively, as severance payments. See "Certain Transactions."
(5) Reflects Common Stock subject to options issued to Mr. Van Stekelenburg by Rykoff-Sexton prior to the Merger and assumed by U.S. Foodservice in connection with the Merger, as adjusted based on the Merger exchange ratio.

STOCK OPTION GRANTS IN FISCAL 1998

  The following table sets forth information concerning all stock options granted during fiscal 1998 to the Named Executive Officers:

                         OPTION GRANTS IN FISCAL 1998

                               INDIVIDUAL GRANTS

                                                                                        POTENTIAL
                                                                                   REALIZABLE VALUE OF
                                                                                     ASSUMED ANNUAL
                         NUMBER OF                                                   RATES OF STOCK
                           SHARES      % OF TOTAL OPTIONS                          PRICE APPRECIATION
                         UNDERLYING        GRANTED TO        EXERCISE               FOR OPTION TERM(4)
                          OPTIONS         EMPLOYEES IN        PRICE     EXPIRATION -------------------
NAME                      GRANTED      FISCAL YEAR 1998(1) ($/SHARE)(2)  DATE(3)     5%($)    10%($)
----                     ----------    ------------------- ------------ ---------- --------- ---------
James L. Miller.........   48,376(/5/)        2.57            31.31        8/8/07    952,557 2,413,966
                           44,693(/6/)        2.38            33.88      11/22/04    585,893 1,354,494
Lewis Hay, III..........   23,637(/5/)        1.26            31.31        8/8/07    465,429 1,179,488
                           18,960(/6/)        1.01            33.88      11/22/04    248,552   574,613
Mark P. Kaiser..........   19,540(/5/)        1.04            31.31        8/8/07    384,756   975,047
David M. Abramson.......   19,540(/5/)        1.04            31.31        8/8/07    384,756   975,047
George T. Megas.........    8,162(/5/)        0.43            31.31        8/8/07    160,715   407,284
Mark Van
 Stekelenburg(/7/)......   38,750             2.06            33.39        8/5/07    862,597 2,079,212
                           38,750             2.06            18.23       6/24/06  1,335,861 2,326,572
                           38,750             2.06            22.90       6/19/05  1,056,347 1,866,286
                           60,063             3.19            19.87       6/20/04  1,676,644 2,688,767
                           23,734             1.26            14.45       6/21/03    737,161 1,051,649
                           36,813             1.96            16.90        3/8/03  1,029,844 1,482,482
                           96,875             5.15            30.97        3/8/03  1,347,047 2,538,184
                           11,625             0.62            16.65       6/23/02    310,431   427,752

--------
(1) Total options granted to employees in fiscal year 1998 include options issued by Rykoff-Sexton prior to the Merger and assumed by U.S. Foodservice in connection with the Merger. As adjusted based on the Merger exchange ratio, such assumed options entitled the holders to purchase a total of 1,472,269 shares of Common Stock.

(2) The exercise price may be paid in cash, in Common Stock valued at fair market value on the exercise date or in a combination of cash and Common Stock.
(3) The term of each option may not exceed ten years.
(4) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified (5% or 10%) and that the option is exercised and sold on the last day of the option term for the appreciated share price.
    Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any Named Executive Officer or any other holder of Common Stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.
(5) One-third of each such option granted vests on the first, second and third anniversary dates of the option grant date. Upon a change of control of U.S. Foodservice (as defined in the Company's 1994 Stock Incentive Plan), all previously unvested options will vest and become immediately exercisable.
(6) Reflects reload options granted pursuant to reload option provisions of the Company's 1994 Stock Incentive Plan.
(7) Reflects options issued to Mr. Van Stekelenburg by Rykoff-Sexton prior to the Merger and assumed by U.S. Foodservice in connection with the Merger, as adjusted based on the Merger exchange ratio. Mr. Van Stekelenburg exercised all of such options in fiscal 1998.

STOCK OPTION EXERCISES IN FISCAL 1998

  The following table sets forth information concerning all stock options exercised during fiscal 1998 and unexercised stock options held at the end of that fiscal year by the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998AND FISCAL YEAR-END OPTION
                                    VALUES

                                                  NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-
                                                      UNEXERCISED OPTIONS/ AT              THE-MONEY OPTIONS AT
                           SHARES                            6/27/98(#)                        6/27/98($)(1)
                         ACQUIRED ON    VALUE     -----------------------------------    -------------------------
          NAME           EXERCISE(#) REALIZED ($)  EXERCISABLE        UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
          ----           ----------- ------------ ---------------    ----------------    ----------- -------------
James L. Miller.........    68,489    1,567,028              69,596              181,465   968,381     1,205,312
Lewis Hay, III..........    29,054      664,756              34,137               87,442   465,555       603,981
Mark P. Kaiser..........       --           --               48,723               45,663   907,179       374,604
David M. Abramson.......       --           --               15,387               35,153   237,547       220,863
George T. Megas.........       --           --               20,833               24,041   357,795       212,431
Mark Van Stekelenburg...   345,360    3,219,445                 --                   --        --            --

--------
(1) Value based on the closing price of a share of Common Stock of $33.06 on June 26, 1998, as reported on the New York Stock Exchange, minus the exercise price.

EXECUTIVE EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

  The Company has entered into an employment agreement with James L. Miller, dated July 3, 1989 and amended as of June 27, 1995, pursuant to which Mr. Miller is employed by U.S. Foodservice as the Chairman of the Board, President and Chief Executive Officer. The employment agreement provides for successive renewals unless U.S. Foodservice gives written notice at least one year in advance of its intention not to renew. The agreement provides that, in addition to his annual base salary, Mr. Miller may earn an annual bonus equal to varying percentages of his base salary based on the Company's achievement of financial and operating targets set by the Compensation Committee.

  The Company has entered into an employment agreement with Lewis Hay, III, dated August 9, 1991, and amended as of June 27, 1995, pursuant to which Mr. Hay is employed by U.S. Foodservice as Executive Vice President and Chief Financial Officer. The agreement provides for successive one-year renewals unless U.S. Foodservice gives written notice at least 360 days in advance of its intention not to renew. Mr. Hay's employment agreement provides that, in addition to his annual base salary, Mr. Hay may earn an annual bonus equal to varying percentages of his base salary based on the Company's achievement of financial and operating targets set by the Compensation Committee.

  The Company's employment agreements with Mr. Miller and Mr. Hay, as well as the Company's severance agreements, dated as of September 27, 1995, with Mark
P. Kaiser, Executive Vice President-Sales, Marketing and Procurement, and George T. Megas, Vice President-Finance, provide for the payment of certain severance benefits to each such officer if the officer's employment is terminated by U.S. Foodservice without cause or if the officer terminates his employment for cause. In the latter case, "cause," as defined, includes a material reduction in the executive's duties, certain relocations of the executive's office, a reduction in the executive's base salary, and notification to the executive that his employment agreement will not be renewed. Upon such a termination, the executive will be entitled to receive
(1) a lump-sum payment in an amount equal to three times (for Messrs. Miller and Hay) or two times (for Messrs. Kaiser and Megas) the executive's base salary and bonus for the preceding fiscal year (reduced, in certain circumstances, by any amount attributable to the acceleration of the vesting of outstanding stock options) and (2) welfare and similar benefits for three years substantially equivalent to those provided prior to termination. If the payment is deemed to result from a change in control (as defined) of U.S. Foodservice and the amount payable to either officer under these agreements exceeds certain threshold amounts, federal excise tax could be imposed on the officer and U.S. Foodservice could lose a tax deduction for a portion of the payment. If the amount payable would result in such effects, the amount payable will be reduced by the amount by which the payment exceeds the threshold.

  The Company has entered into employment agreements with Messrs. Miller, Hay, Kaiser and Megas, dated as of January 4, 1996, which will supersede the foregoing employment and severance agreements at such time, if any, as there is a change of control (as defined) of U.S. Foodservice. Each agreement provides for a three-year employment term. Each executive will be entitled to receive a base salary at least equal to twelve times the highest monthly base salary paid or payable to the executive during the twelve months immediately preceding commencement of the employment term. In addition, each executive will be eligible to receive annual cash and non-cash bonuses in an amount at least equal to the bonuses for which such executive previously was eligible. Each agreement provides for payment of severance benefits to the executive if, among other things, the executive terminates his employment for good reason. "Good reason" is defined to include termination by the executive for any reason within six months after commencement of the employment term and, subsequent to such six-month period, termination for specified reasons, including a material reduction in the executive's duties, certain relocations of the executive's office and failure of U.S. Foodservice to comply with requirements of the agreement relating to the executive's compensation. Upon such a termination, the executive will be entitled to receive (i) a lump-sum payment in an amount equal to three times the executive's annual base salary and highest annual bonus (as defined) and (ii) welfare fringe benefits for three years substantially equivalent to those provided prior to termination. If the foregoing payment is deemed to result from a change in control of U.S. Foodservice and the amount payable to the executive under the agreement exceeds certain threshold amounts, federal excise tax could be imposed on the executive and U.S. Foodservice could lose a tax deduction for a portion of the payment. The agreement provides (subject to certain limitations) that, in the event a federal excise tax is imposed, U.S. Foodservice will pay the executive a "gross-up" payment in an amount such that, after payment by the executive of such excise tax and any other taxes imposed upon the foregoing payments, the executive retains an amount of the gross-up payment equal to such excise tax.

  The Company has entered into an employment agreement with David M. Abramson, dated as of June 10, 1996 and effective as of July 1, 1996, pursuant to which Mr. Abramson is employed as Executive Vice President and General Counsel of U.S. Foodservice. Mr. Abramson's employment agreement provides for an initial three-year term, which will be automatically extended for one year on each anniversary date of the agreement unless U.S. Foodservice provides Mr. Abramson with notice of non-renewal. The agreement provides that, in addition to his annual base salary, Mr. Abramson will be eligible to receive annual cash and stock-based incentives equal to varying percentages of his annual base salary. Mr. Abramson's employment agreement has substantially the same severance provisions as the employment agreements described in the immediately preceding paragraph.

MANAGEMENT COMPENSATION PLANS

  Restricted Stock Unit Plan. Effective July 1, 1998, the Compensation Committee adopted a restricted unit plan for Messrs. Miller, Hay, Kaiser, Abramson and Megas. The plan provides for a one-time award of

"restricted stock units" to the executives. Each restricted stock unit represents a conditional right to receive a share of Common Stock in the future and is subject to restrictions and to a risk of forfeiture. The executives have been credited with the following restricted stock units: Mr. Miller, 82,645 units; Mr. Hay, 66,116 units; Mr. Kaiser, 41,322 units; Mr. Abramson, 16,529 units; and Mr. Megas, 24,739 units.

  Executives vest in the restricted stock units, and the earnings attributable to the units, at the rate of 25% per year after completion of six and one half years of continuous service with the Company measured from July 1, 1998. An executive will become fully vested in his restricted stock units upon retirement at age 55, upon termination of his employment due to death, disability or good reason (as defined in the plan) or upon the occurrence of a change of control of the Company (as defined in the plan). If an executive is terminated without cause, the executive will become vested in the restricted stock units, and the earnings attributable to the units, at the rate of 10% for the initial six-month period commencing July 1, 1998 and at the rate of 10% per year thereafter.

  Amounts credited to an executive's account will be distributed to the executive upon termination of his employment. The amounts will be distributed as a lump sum or in up to 15 annual installments, at the executive's option. In addition, an executive may elect to have vested amounts distributed prior to termination of his employment in a lump sum, in up to 15 annual installments or in installments of other amounts. An executive also may request a hardship distribution prior to termination of his employment, subject to approval by the Compensation Committee. All amounts are distributed in the form of Common Stock issuable under one or more of the Company's stock incentive plans.

  Supplemental Executive Retirement Plan. Effective July 1, 1998, the Compensation Committee adopted a nonqualified supplemental executive retirement plan ("SERP") for Messrs. Miller, Hay, Kaiser, Abramson and Megas.

  The Company makes quarterly contributions to the SERP in each fiscal year in an aggregate amount equal to 15% of each executive's base salary and target bonus for such fiscal year. Of each contribution, 50% is deemed to be invested in restricted stock units. The SERP allows the executives to select a number of different earnings options in which the remaining 50% of the contribution will be deemed to be invested.

  Executives generally vest in the amounts contributed for each year, and the earnings attributable to such amounts, at the rate of 20% per year over five years from the first day of the year in which the contribution is made. For the initial period commencing July 1, 1998, the executives will vest in the amounts contributed at the rate of 20% after the initial six-month period and at the rate of 20% per year over four years thereafter. An executive will become fully vested in the SERP upon retirement at age 55, upon termination of employment due to death, disability or good reason (as defined in the SERP) or upon the occurrence of a change of control of the Company (as defined in the SERP).

  Amounts credited to an executive's accounts will be distributed to the executive upon termination of his employment in a lump sum or in up to 15 annual installments, at the executive's option. Amounts deemed to be invested in restricted stock units will be distributed in the form of Common Stock issuable under one or more of the Company's stock incentive plans. The remaining amounts credited to an executive's accounts will be distributed in cash. An executive may request a hardship distribution prior to termination of his employment, subject to approval by the Compensation Committee.

CERTAIN TRANSACTIONS

  Severance Payments. The Company made severance payments in fiscal 1998 to three executive officers whose employment was terminated during the year.

  Mark Van Stekelenburg, who was appointed President and Vice Chairman of the Company on December 23, 1997 in connection with the Merger, resigned from such positions effective January 6, 1998. Upon the termination of his employment, Mr. Van Stekelenburg was paid cash severance of $616,002 and other payments of $81,744 pursuant to his employment agreement with the Company. Under his employment agreement, Mr. Van Stekelenburg's termination benefits also included continuation of health, welfare and certain insurance benefits through February 2001 and accrued benefits under a supplemental executive retirement plan and other retirement plans in which Mr. Van Stekelenburg participated. Options for 38,750 shares of Common Stock held by Mr. Van Stekelenburg vested effective as of the termination date of his employment. In connection with the termination, the Company and Mr. Van Stekelenburg entered into mutual releases. At or prior to the Effective

Time, pursuant to a change in control agreement and other compensation arrangements with Rykoff-Sexton, Mr. Van Stekelenburg received from Rykoff-Sexton total cash payments of $2,616,250 and shares of Rykoff-Sexton common stock which were converted in the Merger into the right to receive 142,430 shares of Common Stock. In addition, pursuant to such arrangements, Mr. Van Stekelenburg became vested in shares of Rykoff-Sexton common stock which were converted in the Merger into the right to receive 13,812 shares of Common Stock.

  Richard J. Martin, who was appointed Executive Vice President-Finance and Administration on December 23, 1997 in connection with the Merger, resigned from such position effective January 6, 1998. Upon termination of his employment, Mr. Martin received a cash payment of $1,132,828 pursuant to a change in control agreement originally entered into by Mr. Martin and Rykoff-Sexton and assumed by the Company in connection with the Merger. Also pursuant to the change in control agreement, the Company issued 17,179 shares of Common Stock to Mr. Martin. On the date of issuance, the closing sale price of the Common Stock on the New York Stock Exchange (the "NYSE") was $34.94 per share. Mr. Martin's termination benefits included continuation of health, welfare and certain insurance benefits through January 31, 2000 and accrued benefits under a supplemental executive retirement plan and other retirement plans in which Mr. Martin participated. In connection with the termination, the Company and Mr. Martin entered into mutual releases.

  Harold E. Feather, who was appointed Executive Vice President-Operations on December 23, 1997 in connection with the Merger, resigned from such position effective April 30, 1998. Upon termination of his employment, Mr. Feather received a cash payment of $1,138,535 pursuant to a change in control agreement originally entered into by Mr. Feather and Rykoff-Sexton and assumed by the Company in connection with the Merger. Also pursuant to the change in control agreement, the Company issued 23,068 shares of Common Stock to Mr. Feather. On the date of issuance, the closing sale price of the Common Stock on the NYSE was $35.06 per share. Mr. Feather's termination benefits included continuation of health, welfare and certain insurance benefits through April 30, 2000 and accrued benefits under a supplemental executive retirement plan and other retirement plans in which Mr. Feather participated. The Company and Mr. Feather entered into a consulting agreement with a one-year term commencing on May 1, 1998. Mr. Feather will receive $100,000 for his services under this agreement. In connection with the termination, the Company and Mr. Feather entered into mutual releases.

  Indebtedness of Management. In connection with the Merger, the Company assumed a non-interest-bearing loan in the principal amount of $350,000 made by Rykoff-Sexton to Mr. Van Stekelenburg. The largest aggregate amount of indebtedness outstanding under such loan during fiscal 1998 was $350,000. Mr. Van Stekelenburg repaid the loan as of the termination date of his employment with the Company.

  Registration Rights Agreement. In connection with the Merger, the Company assumed, as of the Effective Time, Rykoff-Sexton's rights and obligations under a registration rights agreement pursuant to which the ML Investors have certain "demand" and "piggyback" registration rights, and other former Rykoff-Sexton stockholders have certain "piggyback" registration rights, with respect to the Common Stock. Pursuant to the registration rights agreement, the Company is required, for a specified period and subject to certain limitations and qualifications, to register under the Securities Act of 1933 (the "Securities Act") the transfer of all or a portion of the Common Stock that was issued in the Merger in exchange for Rykoff-Sexton common stock to holders thereof who had rights under the registration rights agreement (collectively, the "holders"). The ML Investors are entitled to require the Company to register the sale of their shares on up to four occasions under the Securities Act. In addition, in connection with any such registration or if the Company otherwise proposes to register any shares of Common Stock under the Securities Act in the future, the ML Investors and the other holders are entitled to require the Company, subject to certain conditions, to include all or a portion of their shares in such registration. Such piggyback registration rights are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all demand and piggyback registrations, except for underwriting discounts and commissions and fees of one counsel for the holders as a group.

  Other Transactions. The law firm of Miles & Stockbridge, of which David M. Abramson, an executive officer and director of the Company, is Of Counsel, provided legal services to the Company during fiscal 1998. Mr. Abramson is not paid by such law firm for his services as Of Counsel.

  The law firm of Maslon Edelman Borman and Brand, LLP, of which Neil I. Sell, a director of the Company, is a partner, provided legal services to the Company during fiscal 1998.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                    BOARD OF DIRECTORS OF U.S. FOODSERVICE
                           ON EXECUTIVE COMPENSATION

  In accordance with the rules of the SEC, the Compensation Committee (the "Committee") of the U.S. Foodservice Board of Directors, which is composed exclusively of non-management directors, offers this report regarding its executive compensation policy and compensation program for the Chief Executive Officer and certain other executive officers of U.S. Foodservice in effect for fiscal 1998. This report, as well as the performance graph on page 18, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

  Compensation Policy. The Company's primary objective is to promote growth in stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Committee is to develop compensation policies and practices which support the attainment of the Company's strategic business objectives. The Committee uses the services of independent executive compensation consultants in developing and evaluating compensation plans in order to achieve these objectives.

  The Committee annually examines executive compensation levels for the Chief Executive Officer, Lewis Hay, III, Mark P. Kaiser and David M. Abramson (collectively, the "executive officers") against the compensation of executives employed by companies in the peer group index shown on the performance graph in this proxy statement and certain other foodservice distribution companies. This review also compares the Company's short-term and long-term results with the performance of comparable companies.

  The Company's executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock incentive awards. Overall, these programs are intended to link executive compensation to the Company's performance. The Committee believes that a substantial portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by the Company's executives and to link executive compensation with increases in stockholder value, the Committee's policy is to provide that a significant portion of total executive compensation will be in the form of periodic stock incentive awards.

  Base Salary. In conjunction with its annual review of base salaries, the Committee approved a salary increase for fiscal 1998 over fiscal 1997 of 57% for the Chief Executive Officer and salary increases ranging from 33% to 44% for the other executive officers. The salary increases were determined based on the Committee's analysis of the Company's performance, individual performance, compensation levels of executives with similar responsibilities at comparable companies, and cost-of-living increases. The Committee also took into account the expansion of responsibilities of the Chief Executive Officer and the other executive officers that would result from the Company's pending acquisition of Rykoff-Sexton, Inc.

  Annual Cash Bonuses. The Company pays annual cash bonuses to its executive officers based upon the achievement of corporate financial and other objectives established by the Committee for the fiscal year. The objectives are established at levels intended to assure that, if achieved, the levels represent significant improvements in stockholder value. Executive officers have the opportunity to earn cash bonuses equal to a varying percentage of their base salary, depending upon the attainment of those objectives.

  For fiscal 1998, the bonus objectives of the Chief Executive Officer and the other executive officers were based on earnings per share (weighted 60%) and specified financial, sales and operational objectives (weighted 40%). The operational objectives included acquisitions of foodservice businesses in furtherance of strategic and financial goals. For fiscal 1998, the Company attained the earnings per share objective and met all but one of the financial, sales and operational objectives.

  Applying the bonus formulas specified for fiscal 1998, the Committee approved an annual bonus equal to 110% of base salary for the Chief Executive Officer and 110% of base salary for each of the other executive officers.

  Long-Term Incentives. Based in part upon fiscal 1998 performance, the Committee in fiscal 1999 approved the grant of stock options under the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan") for 100,000 shares of Common Stock to the Chief Executive Officer and for a total of 252,500 shares of Common Stock to the executive officers in the aggregate (including the Chief Executive Officer). Based in part upon fiscal 1998 performance, the Committee in fiscal 1999 awarded stock options for 667,335 shares of Common Stock to other members of the Company's corporate, regional and division management.

  In determining the amount and terms of stock option awards under the Stock Incentive Plan, the Committee considers each executive's current performance and anticipated future contributions to the Company's performance, as well as the amount and terms of the options previously granted to the executive by the Company. The grant of stock options to the Chief Executive Officer and the other executive officers was based on the Committee's assessment of both the past contributions of the executive officers and their anticipated role in increasing stockholder value.

  All stock options granted to executive officers for fiscal 1998 were non-qualified stock options with an exercise price that was equal to the fair market value of the U.S. Foodservice Common Stock on the date of grant. The options increase in value only to the extent of appreciation in the Common Stock, thereby providing a clear link to enhancement of stockholder value. To emphasize the long-term incentive provided by options under the Stock Incentive Plan, the stock options generally vest in increments over a three-year period.

  In fiscal 1998, the Committee approved two new programs providing long-term stock incentives effective July 1, 1998. The first program provides for one-time restricted stock unit awards under the Stock Incentive Plan for 82,645 shares of Common Stock to the Chief Executive Officer and for a total of 206,612 shares of Common Stock to the executive officers in the aggregate (including the Chief Executive Officer). The awards vest 25% per year beginning December 31, 2004 and on each December 31 thereafter through December 31, 2007. All amounts become fully vested upon retirement at age 55, upon termination of employment due to death, disability or good reason (as defined in the plan) or upon a change of control of the Company. The second program is a supplemental executive retirement plan pursuant to which the executive officers will be awarded an amount equal to 15% of their base salary and target annual bonus for fiscal 1999 and subsequent fiscal years. The awards under this plan will vest 20% per year for each of the five years after each annual award (except for the first year award, which will vest over a period of four and one half years). One half of the amounts held under the plan will be deemed to be invested in restricted stock units under the Stock Incentive Plan and will be distributed in the form of Common Stock, while the remaining amounts will be deemed to be invested as directed by the executive officer and will be distributed in cash.

  Potential Effect of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. The Committee's policy is to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with the Company's overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Stock Incentive Plan currently is excluded from the $1 million limit as "qualified performance-based compensation" under the transition rules contained in applicable Treasury regulations. The Committee believes that no compensation for fiscal 1998 is at risk of not being fully deductible.

                                          THE COMPENSATION COMMITTEE

                                          Michael J. Drabb (Chairman)

                                          Eric E. Glass

                                          Paul I. Latta, Jr.

                                          James P. Miscoll

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors during fiscal 1998 was composed of Michael J. Drabb (Chairman), Eric E. Glass, Paul I. Latta, Jr. and, following the Merger, James P. Miscoll. None of the members of the Committee was an officer or employee of U.S. Foodservice or any subsidiary thereof during fiscal 1998. There are no interlock relationships as defined in the applicable SEC rules.

STOCKHOLDER RETURN PERFORMANCE GRAPH

  The following graph and table show the cumulative total stockholder return on the Common Stock compared to the Standard & Poor's 500 Stock Index and a self-constructed peer group index for the periods between November 16, 1994 (the date the Common Stock began trading on the Nasdaq National Market) and June 26, 1998 (the last trading day in fiscal 1998). The peer group index is composed of SYSCO Corp. and Performance Food Group Company, both of which are public companies in the broadline foodservice distribution industry. The peer group index presented in prior proxy statements of the Company included Rykoff-Sexton, which was acquired by the Company in fiscal 1998. Rykoff-Sexton has been omitted from the peer group index for all periods presented in the following graph and table. The total stockholder return on each company included in the peer group index has been weighted according to such company's capitalization as of the beginning of each period. The graph assumes $100 was invested on November 16, 1994 in (i) Common Stock, (ii) the foodservice distribution industry peer group index and (iii) the Standard & Poor's 500 Stock Index, and assumes reinvestment of dividends.

                             [GRAPH APPEARS HERE]


                        November 1994   June 1995    June 1996    June 1997    June 1998
                        -------------   ---------    ---------    ---------    ---------
U.S. Foodservice            $100          $127         $227         $274          $310
Peer Group                  $100          $112         $131         $143          $197
S&P 500 Index               $100          $117         $144         $190          $244

       ADOPTION OF U.S. FOODSERVICE 1998 STOCK OPTION AND INCENTIVE PLAN

                                 (PROPOSAL 2)

  The stockholders of U.S. Foodservice are asked to consider and vote upon a proposal to adopt the U.S. Foodservice 1998 Stock Option and Incentive Plan (the "1998 Stock Incentive Plan"). The 1998 Stock Incentive Plan was approved by the Board of Directors on September 24, 1998.

BACKGROUND

  The Board of Directors believes that stock-based compensation of the type authorized by the 1998 Stock Incentive Plan plays an important role in enabling U.S. Foodservice to attract, motivate and retain officers, key management employees and other persons who can make a material contribution to the Company's future growth and success. As a result of the Company's recent significant growth, which is primarily attributable to the Merger, the number of employees eligible for stock-based awards increased during fiscal 1998 from approximately 190 to approximately 700. The number of shares of Common Stock authorized for issuance under the Company's two existing stock incentive plans, the 1994 Stock Incentive Plan and the Stock Option Plan for Outside Directors, is insufficient to meet the Company's needs for long-term incentive compensation in the form of stock options and other stock-based awards. Under these two plans as of September 24, 1998, 81,802 shares of Common Stock remained available for future awards to employees and 142,650 shares remained available for future awards to non-employee directors. The 1998 Stock Incentive Plan authorizes 4,000,000 shares of Common Stock for issuance pursuant to awards granted under the 1998 Stock Incentive Plan.

SECTION 162(M) OF INTERNAL REVENUE CODE

  The 1998 Stock Incentive Plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code of 1986 (the "Code") for "qualified performance-based compensation" if the requirements of the exception are otherwise satisfied.
Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Code on the deductibility of "qualified performance-based compensation." To satisfy this definition, (1) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;
(2) the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as "outside directors" for purposes of the exception; (3) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and (4) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

  In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award is made by the compensation committee;
(2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Code, a director is an "outside director" if the director is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director. The regulations provide that the material terms of a performance goal will be approved by stockholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the voting shares.

  In the case of compensation attributable to other types of awards under the 1998 Stock Incentive Plan, the performance goal requirement is deemed satisfied if vesting of such awards is subject to achievement of performance objectives based on objective business criteria. The business criteria specified in the 1998 Stock Incentive Plan include one or more of the following: absolute or relative earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands and achievement of specified management information systems objectives. The Board of Directors or the committee thereof administering the 1998 Stock Incentive Plan is authorized to determine the specific performance goals that will apply and the manner in which such goals are calculated. The Board of Directors or such committee may grant awards with vesting based upon criteria other than those specified above, but such awards would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

SUMMARY OF MATERIAL PROVISIONS OF THE 1998 STOCK INCENTIVE PLAN

  The following is a summary of the material provisions of the 1998 Stock Incentive Plan. The summary is qualified in its entirety by the complete text of the 1998 Stock Incentive Plan, which is included as Exhibit A to this proxy statement.

  Purpose and Eligibility. The purpose of the 1998 Stock Incentive Plan is to enhance the Company's ability to attract, motivate and retain highly qualified executives and other employees, officers, directors, independent contractors and other individuals by affording such persons an opportunity to acquire or increase a proprietary interest in the Company. The 1998 Stock Incentive Plan provides such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

  Awards may be granted under the 1998 Stock Incentive Plan to officers, directors (including non-employee directors) and other employees of the Company or any subsidiary thereof, to any adviser, consultant or other provider of services to the Company (and any employee thereof), and to any other individuals who are approved by the Board of Directors as eligible to participate in the 1998 Stock Incentive Plan. Only employees of the Company or any subsidiary thereof are eligible to receive incentive stock options.

  Effective Date and Term. The 1998 Stock Incentive Plan became effective on September 24, 1998. The 1998 Stock Incentive Plan has no termination date, but no incentive stock option may be granted under the plan on or after September 24, 2008.

  Administration, Amendment and Termination. The 1998 Stock Incentive Plan may be administered by the Board of Directors or any authorized committee thereof, and is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to interpret the 1998 Stock Incentive Plan, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the 1998 Stock Incentive Plan. It is intended that the members of the Compensation Committee will be "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Code.

  The Board of Directors may amend, suspend or terminate the 1998 Stock Incentive Plan at any time. No such action may amend the 1998 Stock Incentive Plan without the approval of the Company's stockholders if, as amended, the 1998 Stock Incentive Plan would not comply with Sections 162(m) and 422 of the Code. Without the consent of the participant or except as otherwise provided in the 1998 Stock Incentive Plan or in any agreement evidencing the grant of an award, no amendment, suspension or termination of the 1998 Stock Incentive Plan may alter or impair any right or obligation under any outstanding award. No award may be granted after the date of termination of the 1998 Stock Incentive Plan.

  Awards. Awards under the 1998 Stock Incentive Plan may be made in the form of (1) stock options (each, an "option"), which may be either incentive stock options or non-qualified stock options, (2) restricted stock, (3) restricted stock units, (4) stock appreciation rights or (5) any combination of the foregoing. An "incentive stock option" is an option which meets the requirements of Section 422 of the Code and a "non-qualified stock option" is an option which does not meet such requirements. "Restricted stock" is an award of Common Stock on which are imposed restricted periods and restrictions which subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. "Restricted stock units" are awards which represent a conditional right to receive shares of Common Stock in the future and which are subject to the same types of restrictions and risk of forfeiture as restricted stock. A "stock appreciation right" ("SAR") is a right to receive, in the form of Common Stock, cash or a combination thereof, the spread or difference between the fair market value of Common Stock subject to an option and the option exercise price. As of the date of this proxy statement, no awards have been granted under the 1998 Stock Incentive Plan. The awards that will be payable in the future are not presently determinable, because the grant of awards under the 1998 Stock Incentive Plan will be contingent upon a number of factors that may include the number of participants, the attainment of performance goals and the overall performance of the Company.

  Shares Subject to the 1998 Stock Incentive Plan. Subject to adjustment as described below, the aggregate number of shares of Common Stock available for issuance under the 1998 Stock Incentive Plan equals the sum of (1) 4,000,000 shares, (2) the 81,802 shares available for future awards under the 1994 Stock Incentive Plan as of September 24, 1998 and (3) any shares represented by awards granted under the 1994 Stock Incentive Plan or assumed by the Company and which are forfeited, expire or are canceled. As of September 24, 1998, there were outstanding options to purchase 495,840 shares of Common Stock which were originally issued by Rykoff-Sexton and assumed by the Company in the Merger.

  A maximum of 4,000,000 shares may be issued pursuant to incentive stock options. The maximum number of shares that may be issued in connection with awards of restricted stock and restricted stock units is 20% of the total number of shares subject to the 1998 Stock Incentive Plan. The maximum number of shares that may be subject to awards granted to any one participant is 1,000,000 shares in the case of option and SAR awards and 400,000 shares in the case of awards of restricted stock and restricted stock units. The foregoing share limitations are subject to adjustment as described below.

  Terms and Conditions of Options. An option granted under the 1998 Stock Incentive Plan is exercisable only to the extent that it is vested on the date of exercise, and no option may be exercisable more than ten years from the option grant date, or five years in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of U.S. Foodservice or any subsidiary thereof (a "ten percent stockholder").

  The exercise price per share (the "option price") under each option granted under the 1998 Stock Incentive Plan may not be less than 100% (110% in the case of an incentive stock option granted to a ten percent stockholder) of the fair market value of the Common Stock on the option grant date. The Common Stock currently is listed on the NYSE. For so long as the Common Stock remains listed on the NYSE, the fair market value of the Common Stock will be the opening price of the Common Stock as reported on the NYSE on the option grant date. If there is no opening price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NYSE for the last preceding date on which sales of the Common Stock were reported.

  Payment of the option price for shares purchased pursuant to the exercise of an option may be made (1) in cash or in cash equivalents acceptable to the Company, (2) to the extent permitted by law and at the discretion of the Compensation Committee, through the tender to the Company of shares of Common Stock (which shares, if acquired from the Company, must have been held for at least six months and will be valued at their fair market value on the date of exercise), or (3) to the extent permitted by law and at the discretion of the Compensation Committee, by a combination of the foregoing methods. The Compensation Committee may provide that payment in full of the option price need not accompany the notice of exercise if the notice is accompanied by delivery of an unconditional and irrevocable undertaking by a licensed broker acceptable to the Company as the agent for optionee to deliver promptly to the Company sufficient funds to pay the option price and the amount (if any) of federal or other taxes which the Company may be required to withhold with respect to exercise of the option.

  In the case of incentive stock options, the aggregate fair market value of the Common Stock (determined on the option grant date) with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

  Each option will become vested and exercisable at such times and under such conditions as the Compensation Committee may approve. The Compensation Committee may accelerate the vesting of any option in its discretion.

  A non-qualified stock option may include the right to acquire a reload option, which will entitle the participant, upon exercise of the original option (in whole or in part) prior to termination of the participant's employment and satisfaction of the option price in shares, to receive a new non-qualified stock option. The grant of reload options will be subject to certain terms and conditions set forth in the 1998 Stock Incentive Plan.

  Incentive stock options are non-transferable during the optionee's lifetime, but non-qualified stock options may be transferred to the spouse, children, grandchildren, parents and siblings of the optionee, to the extent permitted by the Compensation Committee.

  Unless otherwise provided by the Compensation Committee, the following provisions of the 1998 Stock Incentive Plan will govern termination of options in the circumstances described below. Upon termination of a participant's employment or other relationship with the Company, other than by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement, all unvested options held by such participant will terminate immediately and all vested options not exercised will terminate 90 days following the employment termination date. If a participant dies while employed or providing services to the Company, terminates his employment or other relationship with the Company by reason of permanent and total disability (as defined above) or retires, all options held by such participant which have not previously terminated will fully vest and will be exercisable for one year thereafter, in the case of death or disability, or for three years thereafter, in the case of retirement.

  Terms and Conditions of Restricted Stock and Restricted Stock Units. Subject to the provisions of the 1998 Stock Incentive Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, the purchase price, if any, for the Common Stock subject to the award, and whether the participant will receive the dividends and other distributions paid with respect to the award as declared and paid to the holders of the Common Stock during the restricted period. Awards of restricted stock and restricted stock units may be subject to satisfaction of corporate or individual performance objectives. Such performance objectives may be stated either on an absolute or relative basis and may be based on one or more of the following business criteria: earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands and achievement of specified management information systems objectives. The restrictions and the restricted period, which generally will be a minimum of three years, may differ with respect to each participant. An award will be subject to forfeiture if certain events specified by the Compensation Committee occur prior to the lapse of the restrictions.

  Unless otherwise provided by the Compensation Committee, the following provisions of the 1998 Stock Incentive Plan will govern termination of restricted stock and restricted stock unit awards in the circumstances described below. Any restricted stock or restricted stock units held by a participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited upon the termination of such participant's employment or other relationship with the Company other than by reason of the participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code). If a participant dies while employed or providing services to the Company or terminates his relationship with the Company by reason of permanent and total disability (as defined above), all restricted stock and restricted stock units held by such participant will fully vest.

  Awards of restricted stock and restricted stock units are nontransferable.

  Terms and Conditions of Stock Appreciation Rights. SARs may be granted in conjunction with all or a part of any option granted under the 1998 Stock Incentive Plan. The Compensation Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the time or times at which and the circumstances under which an SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not an SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. Exercisability of SARs may be subject to achievement of one or more of the same performance objectives that apply to awards of restricted stock or restricted stock units, as described above. Upon exercise of an SAR, the participant will be entitled to the difference between the fair market value of one share of Common Stock and the option price of one share specified in the related option, multiplied by the number of shares of Common Stock in respect of which the SAR has been exercised.

  SARs issued in connection with incentive stock options are required to meet the following conditions: (i) each SAR must expire not later than the expiration of the related option, (ii) the SAR will be transferable only when the related option is transferable and under the same conditions and (iii) the SAR may be exercised only when the fair market value of the Common Stock subject to the related option exceeds the exercise price of the related option.

  SARs are transferable only to the same extent as the related options.

  Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to a participant in connection with an award under the 1998 Stock Incentive Plan. Dividend equivalents will entitle the participant to receive cash, Common Stock or other property equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of Common Stock. Dividend equivalents may be paid or distributed when accrued or will be deemed to have been reinvested in additional Common Stock, in awards under the 1998 Stock Incentive Plan or in other investment vehicles, and will be subject to such restrictions on transferability and risks of forfeiture as the Compensation Committee may specify.

  Adjustment of Shares Subject to 1998 Stock Incentive Plan. In the event that any dividend or other distribution (whether in the form of cash, Common Stock or other property), recapitalization, stock split, stock combination or other change in the Company's corporate structure affects the Common Stock in such a manner that an adjustment is determined by the Compensation Committee to be appropriate to prevent dilution or enlargement of the rights of participants, the Compensation Committee may adjust, among other award terms, the number and kind of shares which may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award. In such circumstances, the Compensation Committee also may make provision for the payment of cash or other property in respect of any outstanding award.

  Effect of Merger and Other Transactions. Upon the occurrence of certain transactions specified in the 1998 Stock Incentive Plan, except as described below, (1) all outstanding options and SARs will become immediately exercisable for a period of 15 days immediately prior to consummation of the applicable transaction and (2) all outstanding awards of restricted stock and restricted stock units will be deemed to have vested, and all restrictions and conditions applicable to such awards will be deemed to have lapsed, immediately prior to the scheduled consummation of the applicable transaction. The foregoing effects will result upon the dissolution or liquidation of the Company, upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including a merger or reorganization in which the Company is the surviving entity) approved by the Board of Directors that results in any person or entity (or person or entities acting as a group or otherwise in concert), owning 80% or more of the combined voting power of all classes of securities of the Company. The foregoing provisions of the 1998 Stock Incentive Plan will not apply to outstanding awards in respect of any transaction if (1) the awards are assumed in such transaction, or new awards made in substitution therefor, with appropriate adjustments to the exercise prices and other terms of such awards, or (2) the Board of Directors determines that the foregoing provisions will not apply to such transaction.

  The Compensation Committee may provide in any agreement under the 1998 Stock Incentive Plan for accelerated vesting or exercisability of an award upon the occurrence of specified events, including a change of control of the Company (as defined in any such agreement).

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. A participant will not realize taxable income upon the grant of an incentive stock option. In addition, such a participant generally will not realize taxable income upon the exercise of an incentive stock option. However, the participant's alternative minimum taxable income will be increased by the amount that the fair market value of the option stock (generally determined as of the date of exercise) exceeds the option price of the option. Further, except in the case of the participant's death, if an option is exercised more than three months after the participant's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-qualified stock options.

  If a participant sells the Common Stock acquired upon exercise of an incentive stock option, the tax consequences of the sale (a "disposition") depend upon whether the disposition is qualifying or disqualifying. The disposition of the option stock is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option stock is qualifying, any excess of the sale price of the option stock over the option price of the option will be treated as long-term capital gain taxable to the participant at the time of the sale. Any such capital gain will be taxed at a maximum rate of 20%. If the disposition is not qualifying (a "disqualifying disposition"), the excess of the fair market value of the option stock on the date the option was exercised over the option price will be compensation income taxable to the participant at the time of the disposition, and any excess of the sale price of the option stock over the fair market value of the option stock on the date the option was exercised will be taxed as capital gains.

  Unless a participant engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If a participant engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the participant.

  Non-Qualified Stock Options. A participant will not realize taxable income upon the grant of a non-qualified stock option. However, when the participant exercises the option, the difference between the option price of the option and the fair market value of the option stock on the date of exercise will constitute compensation income taxable to the participant. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the participant, as long as the Company complies with applicable reporting requirements.

  Restricted Stock and Restricted Stock Units. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the Common Stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). If a grantee is subject to Section 16(b) of the Exchange Act (by reason of such grantee's status as a director, executive officer or greater than 10% stockholder of the Company) on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

  A distribution of Common Stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the Common Stock determined as of the date it is received. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient.

  Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of an SAR, the participant will recognize ordinary income and the Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the

Common Stock received by the participant. If a participant allows an SAR to expire, other than as a result of exercise of the related option, the Internal Revenue Service may contend that the participant will have taxable income in the year of expiration equal to the amount of cash or the fair market value of the Common Stock which the participant would have received if such participant had exercised the SAR immediately before it expired. The Company would be entitled to a deduction equal to the amount of any compensation income taxable to the participant.

APPROVAL OF PROPOSAL

  Approval of the 1998 Stock Incentive Plan will require the affirmative vote of holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF U.S. FOODSERVICE VOTE "FOR" ADOPTION OF THE 1998 STOCK INCENTIVE PLAN.

                 APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF
                    ANNUAL EXECUTIVE INCENTIVE COMPENSATION

                                 (PROPOSAL 3)

  The stockholders of U.S. Foodservice are asked to consider and vote upon a proposal to approve the material terms for the payment of annual incentive compensation to the Company's most highly compensated executive officers under the Company's annual incentive plan. If the stockholders approve this proposal, the compensation paid pursuant to such material terms will be fully deductible by the Company under Section 162(m) of the Code.

  Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and four other most highly compensated officers, as determined in accordance with the applicable rules under the Exchange Act. However, under the Code there is no limitation on the deductibility of "qualified performance-based compensation." Qualified performance-based compensation by the Company must be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

  Any executive officer of the Company is eligible to be selected by the Compensation Committee for participation in the annual incentive plan. Payment of an annual incentive to an executive officer under the plan will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for a covered executive officer for each performance period, which is generally the Company's taxable year. Performance goals will be based on one or more of the following business criteria, which may be stated either on an absolute or relative basis: earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands and achievement of specified management information systems objectives.

  The maximum annual incentive award that may be granted to any covered executive officer based on attainment of the performance goals established by the Compensation Committee is $2 million.

  It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Compensation Committee from time to time may approve payment of discretionary annual incentive compensation based on business criteria other than the pre-established performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

  The Company expects that payment of incentive compensation to one or more executive officers with respect to fiscal 1999 will be subject to attainment of one or more of the performance goals described above. The annual incentive compensation that would have been payable in the last fiscal year or that would be payable in the future based on such performance goals cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on the Company's performance for the applicable performance period, and the actual annual incentive compensation to a covered executive officer may reflect exercise of the Compensation Committee's discretion to reduce the annual incentive compensation otherwise payable upon attainment of the performance goal.

  Approval of this proposal will require the affirmative vote of holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF U.S. FOODSERVICE VOTE "FOR" APPROVAL OF THE FOREGOING MATERIAL TERMS FOR PAYMENT OF ANNUAL EXECUTIVE INCENTIVE COMPENSATION.

                            INDEPENDENT ACCOUNTANTS

  KPMG Peat Marwick LLP has acted as the Company's independent accountants for U.S. Foodservice's 1998 fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

  On January 2, 1997, U.S. Foodservice terminated its engagement of Price Waterhouse LLP ("Price Waterhouse") as its independent accountants and engaged KPMG Peat Marwick LLP as its new independent accountants. The Audit Committee of the Board of Directors participated in and approved the decision to change U.S. Foodservice's independent accountants. The reports of Price Waterhouse on U.S. Foodservice's financial statements for the two fiscal years prior to such termination contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of U.S. Foodservice for the two fiscal years prior to such termination and through January 2, 1997, there were no disagreements between U.S. Foodservice and Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their reports on the financial statements for such years. During the two fiscal years prior to such termination and through January 2, 1997, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v) under the Securities Act.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of U.S. Foodservice. Such reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. James L. Miller and Lewis Hay, III each filed one report relating to a single transaction in the month following the due date, at the same time each timely reported a related transaction. Matthias B. Bowman filed an initial ownership report with respect to certain direct and indirect holdings of Common Stock, which was subsequently revised to include 163,928 additional shares that are indirectly held and were not included in the original report. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 1998 or written representations that no other reports were required, the Company believes that the foregoing reporting persons otherwise complied with all filing requirements for fiscal 1998.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Pursuant to rules of the SEC, in order for stockholder proposals to be presented at the U.S. Foodservice annual meeting of stockholders in 1999, such proposals must be received by the Secretary of U.S. Foodservice at the Company's principal office in Columbia, Maryland, no later than June 10, 1999. In addition, the Company's certificate of incorporation requires that notice of proposals by stockholders to be brought before any U.S. Foodservice annual meeting must be delivered to the Company not less than 90 days prior to the date of the meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting (or not less than 60 days, if the meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or, with respect to any other annual meeting, on or before the 15th day following the date of public disclosure of the meeting date). The notice must set forth, as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name, age and business and residential addresses, as they appear on the Company's records, of the stockholder proposing such business, (3) the class and number of shares of the Company which are beneficially owned by the stockholder and (4) any material interest of the stockholder in such business. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

                                 OTHER MATTERS

  The Board of Directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ David M. Abramson
                                          ---------------------
                                          David M. Abramson
                                          Secretary

                                                                      EXHIBIT A

                               U.S. FOODSERVICE
                     1998 STOCK OPTION AND INCENTIVE PLAN

  U.S. Foodservice, a Delaware corporation (the "Company"), sets forth herein the terms of its 1998 Stock Option and Incentive Plan (the "Plan") as follows:

1. PURPOSE

  The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units and stock appreciation rights in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options.

2. DEFINITIONS

  For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

  2.1 "affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

  2.2 "Award Agreement" means the stock option agreement, restricted stock agreement, restricted stock unit agreement, stock appreciation right agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

  2.3 "Board" means the Board of Directors of the Company.

  2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

  2.5 "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.

  2.6 "Company" means U.S. Foodservice.

  2.7 "Effective Date" means the date designated by the Board in its resolution adopting the Plan.

  2.8 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

  2.9 "Fair Market Value" means the opening price of a share of Stock reported on the New York Stock Exchange ("NYSE") on the date Fair Market Value is being determined, provided that if there should be no opening price reported on such date, the Fair Market Value of a share of Stock on such date shall be deemed equal to the closing price as reported by the NYSE for the last preceding date on which sales of shares were reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed upon more than one established stock exchange, Fair Market Value means the opening price of a share of Stock reported on the exchange that trades the largest volume of shares on the Grant Date. If the Stock is not at the time listed or admitted to trading on a stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

  2.10 "Grant" means an award of an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right under the Plan.

  2.11 "Grant Date" means, as determined by the Board or authorized Committee,
(i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof or (iii) such other date as may be specified by the Board or such Committee.

  2.12 "Grantee" means a person who receives or holds an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right under the Plan.

  2.13 "Immediate Family Members" means the spouse, children, grandchildren, parents and siblings of the Grantee.

  2.14 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

  2.15 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

  2.16 "Option Period" means the period during which Options may be exercised as set forth in Section 10 hereof.

  2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

  2.18 "Outside Director" means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

  2.19 "Plan" means this U.S. Foodservice 1998 Stock Option and Incentive Plan, as amended from time to time.

  2.20 "Reload Option" means the right, upon exercise of and satisfaction of an Option through the delivery of shares, automatically to be granted a new Non-Qualified Stock Option subject to the terms and provisions of Section 12 hereof.

  2.21 "Reporting Person" means a person who is required to file reports under
Section 16(a) of the Exchange Act.

  2.22 "Restricted Period" means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to
Section 13.2 hereof.

  2.23 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 13 hereof, that are subject to restrictions and to a risk of forfeiture.

  2.24 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to
Section 13 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

  2.25 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

  2.26 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to
Section 6 hereof.

  2.27 "Stock" means the common stock, par value $0.01 per share, of the Company.

  2.28 "Stock Appreciation Right" or "SAR" means a right granted to a Grantee pursuant to Section 14 hereof.

  2.29 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

  2.30 "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in Section 10.2 hereof.

3. ADMINISTRATION OF THE PLAN

 3.1. Board.

  The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation, bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make a Grant to an executive officer of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period.

 3.2. Committee.

  The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 hereof and in other applicable provisions of the Plan, as the Board shall determine, consistent with the Company's certificate of incorporation, bylaws and applicable law. In the event that the Plan, any Grant or any Award Agreement provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this
Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by law, the Committee may delegate the authority delegated to it under the Plan to a member of the Board of Directors or an executive officer of the Company; provided, however, that, unless otherwise provided by the Board, only the Board or the Committee may make a Grant to an executive officer of the Company and establish the number of shares of Stock that may be subject to Grants during any fiscal period.

 3.3. Grants.

  Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the types of Grants to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant, including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options, (v) to prescribe the form of each Award Agreement evidencing a Grant, (vi) to make Grants alone, in addition to, in tandem with, or in substitution or exchange for any other Grant or any other award granted under another plan of the Company or a Subsidiary, and (vii) to amend, modify or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the subsequent Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated "for cause" as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

 3.4. No Liability.

  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

 3.5. Applicability of Rule 16b-3.

  Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

4. STOCK SUBJECT TO THE PLAN

 4.1. Aggregate Limitation.

  Subject to adjustment as provided in Section 18 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Incentive Stock Options or other Grants shall be equal to the sum of (i) four million (4,000,000) shares, (ii) any shares of Stock available for future awards under the Company's 1994 Stock Incentive Plan as of the Effective Date and (iii) any shares of Stock that are represented by awards granted under the Company's 1994 Stock Incentive Plan or which have been assumed by the Company, which are forfeited, expire or are canceled without the delivery of shares of Stock or which result in the forfeiture of shares of Stock to the Company. Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If any stock option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a stock option under the Plan or any prior plan of the Company as hereinabove described, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

 4.2. Other Plan Limits

  Subject to adjustment as provided in Section 18 hereof, the following additional limitations are imposed under the Plan. The maximum number of shares of Stock that may be delivered through stock options intended to be Incentive Stock Options shall be four million (4,000,000). The maximum number of shares of Stock that may be issued in conjunction with awards granted pursuant to Section 13 hereof shall be twenty percent (20%) of the aggregate number of shares of Stock available for issuance under the Plan pursuant to
Section 4.1 hereof.

 4.3. Payment Shares.

  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Board may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

 4.4. Application of Aggregate Limitation.

  The limitation contained in Section 4.1 hereof shall apply not only to Grants that are settleable by the delivery of shares of Stock but also to Grants relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

 4.5. Per-Grantee Limitation.

  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

  (i) no person eligible for a Grant under Section 6 hereof may be awarded Options for purposes of the Plan exercisable for greater than one million (1,000,000) shares of Stock (subject to adjustment as provided in Section 18 hereof);

  (ii) the maximum number of shares of Restricted Stock that may be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 13 hereof is four hundred thousand (400,000) for purposes of the Plan (subject to adjustment as provided in Section 18 hereof); and

  (iii) the maximum number of shares of Stock that may be the subject of SARs awarded to any Grantee under Section 14 hereof is one million (1,000,000) for purposes of the Plan (subject to adjustment as provided in Section 18 hereof).

5. EFFECTIVE DATE AND TERM OF THE PLAN

 5.1. Effective Date.

  The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the stockholders of the Company, within one year before or after the date upon which the Plan was adopted by the Board. Such approval shall be by a majority of the votes cast on the proposal at a meeting of stockholders, provided that a quorum is present. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within the time period set forth above, any Grants made hereunder shall be null and void and of no effect.

 5.2. Term.

  The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after September 24, 2008.

6. PERMISSIBLE GRANTEES

 6.1. Employees and Service Providers.

  Subject to the provisions of Section 7 hereof, Grants may be made under the Plan to any employee of the Company or any Subsidiary, including any such employee who is an officer or director of the Company, to an Outside Director, to a Service Provider or employee of a Service Provider providing, or who has provided, services to the Company or any Subsidiary, and to any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company, as the Board shall determine and designate from time to time.

 6.2. Successive Grants.

  An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7. LIMITATIONS ON GRANTS OF INCENTIVE STOCK OPTIONS

  An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company;
(ii) to the extent specifically provided in the related Award Agreement; and
(iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. AWARD AGREEMENT

  Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9. OPTION PRICE

  The Option Price of each Option shall be no less than the Fair Market Value on the date of grant of a share of Stock and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the Company's outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10. VESTING, TERM AND EXERCISE OF OPTIONS

 10.1. Vesting and Option Period.

  Subject to Sections 10.2 and 18 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

 10.2. Term.

  Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

 10.3. Acceleration.

  Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.

 10.4. Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

  Unless otherwise provided by the Board, upon the termination of a Grantee's employment or other relationship with the Company and its Subsidiaries other than by reason of death, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or retirement, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of
Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee's termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director. Whether a termination of a Grantee's employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final and conclusive.

 10.5. Rights in the Event of Death.

  Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death and prior to termination of the Option pursuant to
Section 10.2 hereof, to exercise any Option held by such Grantee at the date of such Grantee's death.

 10.6. Rights in the Event of Disability.

  Unless otherwise provided by the Board, if a Grantee's employment or other relationship with the Company is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Options that have not previously terminated shall fully vest, and shall be exercisable for a period of one year after such termination of employment or other relationship, subject to earlier termination of the Option as provided in Section 10.2 hereof. Whether a termination of employment or other relationship is considered to be by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

 10.7. Rights in the Event of Retirement.

  Unless otherwise provided by the Board, if a Grantee retires under the terms of any Company retirement plan applicable to the Grantee or as determined by the Board, the Grantee shall be considered retired and all Options granted to such Grantee that have not previously terminated shall fully vest on the date of retirement, and the Grantee shall have the right, at any time within three years after the date of such Grantee's retirement and prior to termination of the Option pursuant to Section 10.2 hereof, to exercise any Option held by such Grantee at the date of such Grantee's retirement.

 10.8. Limitations on Exercise of Option.

  Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

 10.9. Method of Exercise.

  An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and
(ii) the maximum number of shares of Stock available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board's discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board's discretion, by a combination of the methods described in clauses (i) and (ii). The Board may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise, provided that the notice is accompanied by delivery of an unconditional and irrevocable undertaking by a licensed broker acceptable to the Company as the agent for the individual exercising the Option to deliver promptly to the Company sufficient funds to pay the Option Price and directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal or other taxes which the Company may in its judgment be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

 10.10. Rights as a Stockholder; Dividend Equivalents.

  Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Board may, on such conditions as it deems appropriate, provide that a Grantee will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limitation, the Board may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

 10.11. Delivery of Stock Certificates.

  Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a Stock certificate or certificates evidencing such Grantee's ownership of the shares of Stock subject to the Option.

11. TRANSFERABILITY OF OPTIONS

 11.1. General Rule

  Except as provided in Section 11.2 hereof, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 11.2 hereof, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

 11.2. Family Transfers.

  To the extent permitted by the Board and under such rules and conditions as imposed by the Board, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member or (iii) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section 11.2 or by will or the laws of descent and distribution. Following such transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that, for purposes of this Section 11.2, the term "Grantee" shall be deemed to refer to the transferee. The events of termination of employment or other relationship referred to in Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 10.4, 10.5, 10.6 or 10.7 hereof.

12. RELOAD OPTIONS.

  A non-qualified stock option may include the right to acquire a Reload Option which shall entitle the Grantee, upon exercise of the original Option (in whole or in part) prior to termination of the Grantee's employment and satisfaction of the Option Price in shares of Stock, to receive a new non-qualified stock option. In addition to any other terms and conditions the Board deems appropriate, the Reload Option shall be subject to the following terms: (i) the number of shares of Stock shall not exceed the number of whole shares used to satisfy the Option Price of the original Option and the number of whole shares of Stock, if any, withheld by the Company as payment for withholding taxes in accordance with Section 21 hereof; (ii) the Grant Date shall be the date of the exercise of the original Option; (iii) the Option Price per share shall be the Fair Market Value on the Grant Date; (iv) the Reload Option shall be exercisable no earlier than six months after the Grant Date; (v) the Reload Option term shall not extend beyond the term of the original Option; and (vi) the Reload Option shall otherwise meet all conditions of the Plan.

13. RESTRICTED STOCK

 13.1. Grant of Restricted Stock or Restricted Stock Units.

  The Board from time to time may grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

 13.2. Restrictions.

  At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Unless otherwise determined by the Board or unless the Grant is being made under another plan, the Restricted Period will be a minimum of three years. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board by not later than the 90th day of the period of service to which such performance objectives relate and while the outcome is substantially uncertain. Performance objectives may be stated either on an absolute or relative basis and may be based on any of the following criteria: earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands and achievement of specified management information systems objectives. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the fifth sentence of this Section 13.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

 13.3. Restricted Stock Certificates.

  The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, Stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the shares of Restricted Stock are forfeited to the Company, or the restrictions lapse.

 13.4. Rights of Holders of Restricted Stock.

  Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

 13.5. Rights of Holders of Restricted Stock Units.

  Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

 13.6. Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

  Unless otherwise provided by the Board, upon the termination of a Grantee's employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Restricted

Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including, but not limited to, any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director. Whether a termination of a Grantee's employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final and conclusive.

 13.7. Rights in the Event of Death.

  Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death unless the Board provided otherwise in the Award Agreement relating to such Restricted Stock or Restricted Stock Units. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

 13.8. Rights in the Event of Disability.

  Unless otherwise provided by the Board, if a Grantee's employment or other relationship with the Company or a Service Provider, or service as a Service Provider, is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's then unvested Restricted Stock or Restricted Stock Units shall be fully vested. Whether a termination of employment, service or other relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

 13.9. Delivery of Shares and Payment Therefor.

  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

14. STOCK APPRECIATION RIGHTS

 14.1. Grant of Stock Appreciation Rights.

  The Board may from time to time grant SARs to persons eligible to receive grants under Section 6 hereof, subject to the provisions of this Section 14 and to such restrictions, conditions and other terms as the Board may determine.

 14.2. Nature of a Stock Appreciation Right.

  An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, as determined by the Board. Unless the Board provides otherwise in the Award Agreement, the grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

 14.3. Terms and Conditions Governing SARs.

  The Board shall determine at the Grant Date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which an SAR shall cease to be exercisable, the method of exercise, the method of settlement, form of consideration payable in settlement, whether or not an SAR shall be in tandem or in combination with any other Grant, and any other terms and conditions of any SAR. Such performance objectives shall be established in writing by the Board by not later than the 90th day of the period of service to which such performance objectives relate and while the outcome is substantially uncertain. Performance objectives may be stated either on an absolute or relative basis and may be based on any of the following criteria: earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands and achievement of specified management information systems objectives. Performance objectives may include positive results, maintaining the status quo or limiting economic losses.

15. PARACHUTE LIMITATIONS

  If the Grantee is a "disqualified individual" (as defined in Section 280G(c) of the Code), any Option, Restricted Stock, Restricted Stock Unit or SAR and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan, and all other rights, payments or benefits to or for the Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 15, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

 16.1. General.

  The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other person exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Restricted Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or an SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or
SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

 16.2. Rule 16b-3.

  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. AMENDMENT AND TERMINATION OF THE PLAN

  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company's stockholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 17 or Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

18. EFFECT OF CHANGES IN CAPITALIZATION

 18.1. Changes in Stock.

  Subject to Section 18.2 hereof, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, spin-off, split-up, share combination or other change in the corporate structure of the Company affecting the shares of Stock, (a) such adjustment may be made in the number and class of shares which may be delivered under
Section 4 hereof and the Grant limits under Section 4 hereof, and in the number and class of or price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights; and (b) the Board or, if another legal entity assumes the obligations of the Company hereunder, the board of directors, compensation committee or similar body of such other legal entity shall either (i) make appropriate provision for the protection of outstanding Grants by the substitution on an equitable basis of appropriate equity interests or awards similar to the Grants, provided that the substitution neither enlarges nor diminishes the value and rights under the Grants, or (ii) upon written notice to the Grantees, provide that Grants shall be exercised distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an Incentive Stock Option under this Section 18.1 shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The conversion of any convertible securities of the Company shall not be treated as a change in the corporate structure of the Company affecting the shares of Stock. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the merger, reorganization or other transaction referred to in this Section 18.1.

 18.2. Reorganization, Sale of Assets or Sale of Stock.

  Upon the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning eighty percent (80%) or more of the combined voting power of all classes of securities of the Company, (i) all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such transaction, and (ii) all Options and SARs outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of such transaction. Any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the transaction and shall be effective only immediately before the consummation of the transaction. This Section 18.2 shall not apply to any transaction to the extent that (A) provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of the Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, SARs, Restricted Stock and Restricted Stock Units of new options, stock appreciation rights, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such transaction shall not trigger application of the provisions of this Section 18.2, subject to Section 26 hereof and limited by any "change in control" provision in any employment agreement or Award Agreement applicable to the Grantee. Upon consummation of any such transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options and SARs theretofore granted, or for the substitution for such Options and SARs of new options and stock appreciation rights covering the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

 18.3. Adjustments.

  Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

 18.4. No Limitations on Company.

  The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19. DISCLAIMER OF RIGHTS

  No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of the Option or SAR.

20. NONEXCLUSIVITY OF THE PLAN

  Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

21. WITHHOLDING TAXES

  The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the exercise of an Option or SAR. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 21 may satisfy such Grantee's withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement.

22. CAPTIONS

  The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

23. OTHER PROVISIONS

  Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

24. NUMBER AND GENDER

  With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

25. SEVERABILITY

  If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

26. POOLING

  Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right or feature hereunder, be eligible for such accounting treatment, the Board may modify or adjust the right or feature so that the transaction will be eligible for pooling of interests accounting. Such modification or adjustment may include payment of cash or issuance to a Grantee of shares of Stock having a Fair Market Value equal to the cash value of such right or feature.

27. GOVERNING LAW

  The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Maryland (without giving effect to the choice of law provisions thereof).

                                     * * *

  The Plan was duly adopted and approved by the Board of Directors of the Company as of the 24th day of September, 1998.

                                          /S/
                                          _____________________________________

  The Plan was duly approved by the stockholders of the Company on the   day
of          , 1998.


                                          _____________________________________

                               U.S. FOODSERVICE
                           9755 PATUXENT WOODS DRIVE
                           COLUMBIA, MARYLAND 21046

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF U.S. FOODSERVICE FOR THE ANNUAL MEETING ON
                         NOVEMBER 20, 1998 AT 10:00 AM

                               U.S. FOODSERVICE

The undersigned appoints David M. Abramson and George T. Megas, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of U.S. Foodservice Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on November 20, 1998, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

            U.S. FOODSERVICE, P.O. BOX 1628, NEW YORK, NY 10277-1628

           (Continued, and to be signed and dated on reverse side.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE [X]


1. Election of directors

        FOR all            WITHHOLD
    nominees listed        AUTHORITY
        below           for all nominees
         [ ]                  [ ]

Nominees: Michael J. Drabb, Eric E. Glass, Lewis Hay, III and Paul I. Latta, Jr.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------------


2. Adoption of the U.S. Foodservice 1998 Stock Option and Incentive Plan.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]


3. Approval of the material terms for payment of annual executive incentive compensation.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]


4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.


CHANGE OF ADDRESS AND OR COMMENTS MARK HERE  [ ]


The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

Dated:__________________________________________________________1998


--------------------------------------------------------------------------------
                                   Signature


--------------------------------------------------------------------------------
                                   Signature


(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE